SEVENTH AMENDMENT TO
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”), as most recently amended and restated effective April 1, 2020, is hereby amended by this Seventh Amendment effective as of the date this Amendment is signed. All terms defined in the Plan shall have the same meanings when used herein.

1.    Section 3.1(e) shall be amended to provide as follows:

A Participant’s deemed election under Section 3.1(d) shall be automatically increased by 1% as of the January 1 following the Participant’s initial deferral contribution (or as soon as administratively feasible thereafter) and each subsequent January 1 (or as soon as administratively feasible thereafter) until the Participant’s deferral rate equals 15% of Compensation or the Participant makes an affirmative election regarding deferral contributions, if earlier.

* * *

The Plan is amended effective as of the date specifically set forth above and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

Date: August 23, 2023	By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chair

162954659.2    Perkins Coie